Exhibit 5.2


                                                              November 5, 2003

The Stanley Works
1000 Stanley Drive
New Britain, CT 06053

                  Re:  The Stanley Works - Registration Statement on Form S-3

Ladies and Gentlemen:

         We have acted as special counsel to The Stanley Works, a Connecticut corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-3 (the "Registration Statement"), to be filed by the Company with the Securities and Exchange Commission (the "Commission") on the date hereof under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to, among other things, the issuance and sale from time to time pursuant to Rule 415 of the General Rules and Regulations promulgated under the Act, of securities of the Company for aggregate proceeds of up to $900,000,000, consisting of, among other things, senior debt securities (the "Senior Debt Securities") and subordinated debt securities (the "Subordinated Debt Securities" and, together with the Senior Debt Securities, the "Debt Securities"). The Senior Debt Securities and the Subordinated Debt Securities are to be issued under the Senior Indenture and the Subordinated Indenture, respectively, a form of each of which is filed as an exhibit to the Registration Statement (collectively, the "Indentures").

         This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

         In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement; (ii) a form of Senior Indenture; and (iii) a form of Subordinated Indenture. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

         In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, including the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and, except as to the Company with respect to the Debt Securities as to which we express our opinion herein, the validity and binding effect on such parties. We have also assumed that (i) the Company has been duly organized and is validly existing in good standing under the laws of the state of Connecticut and that the Company has complied and will comply with all aspects of applicable laws of jurisdictions other than the United States of America and the State of New York in connection with the transactions contemplated by the Indentures and the Registration Statement, (ii) the Indentures will be executed and delivered in substantially the forms reviewed by us, (iii) the choice of New York law to govern the Indentures is a valid and legal provision, and (iv) the Indentures will be duly authorized, executed and delivered by the respective trustees thereunder and any Debt Securities that may be issued will be duly authenticated in accordance with the applicable Indentures. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

         Our opinions set forth herein are limited to the laws of the State of New York which are normally applicable to transactions of the type contemplated by the Registration Statement and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as "Opined on Law"). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non opined law on the opinions herein stated. The Debt Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations under the Act, as in effect on the date hereof.

         Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that when (i) if the Debt Securities are to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto; (ii) the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture so as not to violate any applicable law, or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iii) the Debt Securities have been duly executed and authenticated in accordance with the provisions of the applicable Indenture and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Debt Securities, when issued and sold in accordance with the applicable Indenture and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (c) public policy considerations which may limit the rights of the parties to obtain further remedies, and (d) the waivers of any usury defense contained in the Indentures which may be unenforceable.

         In rendering the opinions set forth above, we have assumed that the execution and delivery by the Company of the Indentures and the performance by the Company of its obligations thereunder do not and will not violate, conflict with or constitute a default under any agreement or instrument to which the Company or its properties is subject, except for those agreements and instruments that are listed in Part II of the Registration Statement or the Company's Annual Report on Form 10-K for the year ended December 28, 2002.

         Bruce H. Beatt, General Counsel of the Company, may rely on this opinion, subject to the limitations and assumptions set forth in this opinion, as if it were addressed to him in rendering his opinion dated November 5, 2003, which is to be filed herewith as Exhibit 5.1 to the Registration Statement.

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.


                                  Very truly yours,


                                  /s/ Skadden, Arps, Slate, Meagher & Flom LLP